Exhibit 3.5


        AS AMENDED BY VOTE OF THE BOARD OF DIRECTORS ON JANUARY 16, 1992

                                     BY-LAWS

                                       OF

                       THE FIRST NATIONAL BANK OF IPSWICH


                                   ARTICLE I.

                            Meetings of Shareholders

      Section 1.1. Annual Meeting. The regular annual meeting of the shareholders of The First National Bank of Ipswich (the "Bank" or the "Association") to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association, 31 Market Street, Town of Ipswich, The Commonwealth of Massachusetts or such other place as the Board of Directors (the "Board") may designate, at 9:OO A.M., or such other time as designated by the Board, on the last Friday of March of each year, or such other day as designated by the Board. Notice of the meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Association. If, for any reason, an election of directors is not made on that day, the Board shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of applicable law, and notice shall be given in the manner herein provided for the annual meeting.

      Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Association a notice stating the purpose of the meeting.


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      Section 1.3. Nominations of Directors. Nominations for election to the
Board may be made by the Board or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency (the "Comptroller"), Washington, D.C., not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

      Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting.

      Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II.

                                    Directors

      Section 2.1. Board of Directors. The Board shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.


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      Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders of the Bank or of a company controlling the Bank, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.

      Section 2.3. Organization Meeting. The Cashier, upon receiving the result of any election, by certificate of such teller or judge as shall be appointed for each meeting by the directors, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association to organize the new Board and elect and appoint officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained,

      Section 2.4. Regular Meetings. The regular meetings of the Board shall be held, without notice, on the third Thursday of each month or on such other monthly date as the Board may from time to time determine, at the main office. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate another day.

      Section 2.5. Special Meetings. Special meetings of the Board may be called by the President or Cashier of the Association, or at the request of three (3) or more directors. Each member of the Board shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

      Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law, but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

      Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose in conformance with Section 2.2 of this Article.


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                                  ARTICLE III.

                             Committees of the Board

      Section 3.1. Executive Committee. There shall be an executive committee composed of three (3) directors, appointed by the Board annually or more often. The executive committee shall have power to discount and purchase bills, notes, and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board that may lawfully be delegated to such a committee. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of such meeting of the Board.

      Section 3.2. Investment Committee. There shall be an investment committee composed of three (3) directors, appointed by the Board annually or more often. The investment committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meeting, and such minutes shall be submitted at the next regular meeting of the directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of such meeting of the Board.

      Section 3.3. Examining Committee. There shall be an examining committee composed of not less than three (3) directors, exclusive of any active officers, appointed by the Board annually or more often. The duty of that committee shall be to examine at least once during each calendar year, and within fifteen (15) months of the last examination, the affairs of the Association or cause suitable examinations to be made by auditors responsible only to the Board and to report the result of such examination in writing to the Board at its next regular meeting thereafter. Such report shall state whether the Association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the directors such changes in the manner of conducting the affairs of the Association as shall be deemed advisable.

      Section 3.4. Other Committees. The Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.


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      Section 4.1. Chairman of the Board of Directors. The Board shall appoint one of its members to be the Chairman of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board. The Chairman shall supervise the carrying out of the policies adopted or approved by the directors, shall have general executive powers, as well as the specific powers conferred by these By-laws, and shall also have and may exercise such further powers and duties as from time to time maybe conferred or assigned by the Board.

      Section 4.2. President. The Board shall appoint one of its members to be the President of the Association, In the absence of the Chairman, the President shall preside at any meeting of the directors. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these By-laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board.

      Section 4.3. Vice President. The Board may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board. One Vice President shall be designated by the directors, in the absence of the President, to perform all the duties of the President.

      Section 4.4. Cashier. The Board shall appoint a Cashier, Clerk, or other designated officer who shall be Clerk of the Board and of the Association, and shall keep accurate minutes of all meetings. The Cashier shall attend to the giving of all notices required by these By-laws, shall be custodian of the corporate seal, records, documents and papers of the Association, shall provide for the keeping of proper records of all transactions of the Association, shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these By-laws, and shall also perform such other duties as may be assigned from time to time by the Board.

      Section 4.5. Other Officers. The Board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant clerks, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the directors to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman, or the President.


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      Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed, and any vacancy occurring in the office of President shall be filled promptly by the directors. So far as is permitted by law, any two or more offices may be held by the same person.

                                   ARTICLE V.

                                Trust Department

      Section 5.1. Trust Department. There shall be a department of the Association known as the trust department that shall perform the fiduciary responsibilities of the Association.

      Section 5.2. Trust officer. There shall be a trust officer of this Association whose duties shall be to manage, supervise and direct all the activities of the trust department. Such persons shall do or cause to be done all things necessary or proper in carrying on the business of the trust department according to provisions of law and applicable regulations, and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters.

      The directors may appoint other officers of the trust department, as they may deem necessary, with such duties as may be assigned.

      Section 5.3. Trust Investment Committee. There shall be a trust investment committee of this Association composed of three (3) members, who shall be capable and experienced officers or directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained, or disposed of only with the approval of the trust investment committee, and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the Bank has investment responsibilities, review the assets thereof to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen (15) months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.


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      Section 5.4. Trust Audit Committee. The Board shall appoint a committee of three (3) directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year, and within fifteen (15) months of the last such audit, make suitable audits of the trust department or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the department has been administered according to law, Part 9 of the Regulations of the Comptroller, and sound fiduciary principles.

      Section 5.5. Trust Department Files. There shall be maintained in the trust department files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

      Section 5.6. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Bank a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI.

                          Stock and Stock Certificates

      Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion of his shares, succeed to all rights of the prior holder of such shares.

      Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Cashier, Assistant Cashier, Clerk, Assistant Clerk, or any other officer appointed by the Board for that purpose, to be known as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


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                                   ARTICLE VI.

                                 Corporate Seal

      The President, the Cashier, the Clerk or any Assistant Cashier or Assistant Clerk, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                  ARTICLE VIII.

                            Miscellaneous Provisions

      Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

      Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Association by the Chairman, the President, any Vice President, the Cashier, or the Clerk, or, if in connection with the exercise of fiduciary powers of the Association, by any trust officer as well as by any of the preceding officers. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this section 8.2 are supplementary to any other provision of these By-laws.

      Section 8.3. Records. The Articles of Association, these By-laws, and the proceedings of all meetings of the shareholders, the directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Cashier, the Clerk, or other officer appointed to act as Clerk of the meeting.

      Section 8.4. Shareholder Action Without a Meeting. In the event that all of the issued and outstanding shares of voting stock of the Bank are owned or otherwise controlled by a single bank holding company, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if such sole shareholder entitled to vote on the matter consents to the action by a writing filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting of the shareholders.


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      Section 8.5. Directors' Liability, Indemnification, and Insurance. To the
extent permitted under the Articles of Association, and consistent with applicable law, no director of the Association shall be liable to the Association or its shareholders for monetary damages for breach of his fiduciary duty as a director. In addition, also to the extent permitted under the Articles of Association, and consistent with applicable law, the Association shall indemnify each of its directors and officers against any and all liabilities resulting from his being or having been such a director or officer, and the Association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or other agent of the Association, against any liability incurred by such individual as a result of his serving in such capacity.

                                   ARTICLE IX.

                                     By-Laws

      Section 9.1. Inspection. A copy of these By-laws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

      Section 9.2. Amendments. These By-laws may be amended, altered or repealed, at any regular meeting of the Board, by a vote of a majority of the total number of the directors.


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